Oppenheimer Global Strategic Income Fund
NSAR Exhibit-Item 77C

OPPENHEIMER GLOBAL STRATEGIC INCOME FUND

SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Global Strategic Income Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                        For                                Withheld                                   Total

Trustees

William L Armstrong                            1,221,130,579                                33,320,165                                   1,254,450,743
Edward L. Cameron                               1,222,185,276                                32,265,468                                   1,254,450,743
Jon S. Fossel                                          1,222,703,288                                31,747,455                                   1,254,450,743
Sam Freedman                                        1,222,329,065                                32,121,679                                   1,254,450,743
Richard F. Grabish                                 1,223,424,467                                31,026,276                                   1,254,450,743
Beverly L. Hamilton                               1,223,047,867                                31,402,876                                   1,254,450,743
Robert J. Malone                                    1,223,218,579                                31,232,164                                   1,254,450,743
F. William Marshall, Jr.                          1,223,064,117                                31,386,626                                   1,254,450,743
Victoria J. Herget                                    1,223,290,815                                31,159,928                                   1,254,450,743
Karen L. Stuckey                                    1,223,398,678                                31,052,065                                   1,254,450,743
James D. Vaughn                                    1,222,698,645                                31,752,098                                   1,254,450,743
William F. Glavin, Jr.                               1,223,030,579                                31,420,164                                   1,254,450,743

2a:  Proposal to revise the fundamental policy relating to borrowing
For                         Against                              Abstain                                Broker Non Vote                                Total
899,390,764                         45,860,518                              31,246,095                                277,953,366                                1,254,450,743

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                         Against                              Abstain                                Broker Non Vote                                Total
901,079,509                         44,078,331                              31,339,529                                277,953,366                                1,254,450,743

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                         Against                              Abstain                                Broker Non Vote                                Total
913,091,061                         31,966,596                              31,439,714                                277,953,366                                1,254,450,743

2e-1:  Proposal to revise the fundamental policy relating to lending
For                         Against                              Abstain                                Broker Non Vote                                Total
913,399,458                         31,013,589                              32,084,327                                277,953,366                                1,254,450,743

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                         Against                              Abstain                                Broker Non Vote                                Total
899,446,229                         44,891,955                              32,159,189                                277,953,366                                1,254,450,743

2h:  Proposal to revise the fundamental policy relating to senior securities
For                         Against                              Abstain                                Broker Non Vote                                Total
899,899,550                         44,637,839                              31,959,984                                277,953,366                                1,254,450,743

2i:  Proposal to revise fundamental policy relating to underwriting
For                         Against                              Abstain                                Broker Non Vote                                Total
913,556,916                         30,196,779                              32,743,678                                277,953,366                                1,254,450,743

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                         Against                              Abstain                                Broker Non Vote                                Total
888,514,427                         54,526,265                              33,456,680                                277,953,366                                1,254,450,743

2p:  Proposal to approve a change in the Fund’s investment objective
For                         Against                              Abstain                                Broker Non Vote                                Total
912,857,485                         31,796,665                              31,843,219                                277,953,366                                1,254,450,743

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                         Against                              Abstain                                Broker Non Vote                                Total
922,143,358                         23,307,869                              31,046,147                                277,953,366                                1,254,450,743